UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported)     November  14,  2005

                             PAYMENT  DATA  SYSTEMS,  INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                  000-30152             98-0190072
     (State  or  other  jurisdiction   (Commission         (IRS  Employer
            of  incorporation)         File  Number)      Identification  No.)


          12500  SAN  PEDRO,  SUITE  120,  SAN  ANTONIO,  TEXAS       78216
              (Address of principal executive offices)              (Zip Code)


Registrant's  telephone  number,  including  area  code        (210)  249-4100
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          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written  communications pursuant to Rule 425 under the Securities Act (17
       CFR  230.425)

[   ]  Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act (17
       CFR  240.14a-12)

[   ]  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under the
       Exchange  Act  (17  CFR  240.14d-2(b))

[   ]  Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under the
       Exchange  Act  (17  CFR  240.13e-4(c))
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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.
ITEM  2.01  COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

On November 14, 2005, we entered into a Trademark and Domain Name Purchase Agreement with Alivio, Holdings, LLC whereby we agreed to sell the bills.com domain name and related trademark rights to Alivio for $950,000. We retained all our other assets related to bills.com, including our existing subscriber base, and will continue to offer online payment processing services under a new domain name, billx.com. We also agreed to execute a Bill Payment Services Agreement and Non-Competition Agreement with Alivio to be delivered at the closing of the sale. We will provide online payment processing services to Alivio for the bills.com domain name under the Bill Payment Services Agreement and we will be restricted from providing debt management services such as those currently offered by Alivio under the Non-Competition Agreement, but we will not be restricted from providing any services that we currently offer. The Trademark and Domain Name Purchase Agreement is filed as Exhibit 10.1 to this current report on Form 8-K.

The foregoing description of the terms and conditions of the Agreement are qualified in their entirety by, and made subject to, the more complete information set forth in the Trademark and Domain Name Purchase Agreement included on this Form 8-K as Exhibit 10.1, and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including our ability to implement our business plan, our ability to raise additional funds and manage our substantial debts, consumer acceptance of our products, our ability to broaden our customer base, and other risks described in our reports filed with the Securities and Exchange Commission from time to time. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.


ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

The pro forma effects of the disposition of the assets described in this current report on Form 8-K are limited to adjustments to the income statement for the year ended December 31, 2004 and the balance sheet at September 30, 2005 for the sales proceeds and gain on the disposal of the assets. Assuming the disposition was consummated at the beginning of the fiscal year ended December 31, 2004, net loss for the year then ended would have been reduced from $1,514,531 to $564,531 by the $950,000 gain on the disposal of the assets that would have been included in net other income (expense) and net loss per share would have been reduced from $0.07 per share to $0.03 per share on both a basic and diluted basis. Assuming the disposition was consummated on September 30, 2005, cash at that date would have increased from $254,190 to $1,204,190 by the sales proceeds of $950,000 and accumulated deficit at that date would have been reduced from $48,165,695 to $47,215,695 by the $950,000 gain on the disposal of the assets.

EXHIBIT  NO.     DOCUMENT  DESCRIPTION
----------     -------------------------------------
      10.1     Trademark  and Domain Name Purchase Agreement between the Company and  Alivio,  Holdings,  LLC,  dated  November  14,  2005.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Payment Data Systems, Inc.
                                                (Registrant)
Date   November  16,  2005

                                        /s/  Michael R.  Long
                                        ---------------------
                                              (Signature)
                                        Michael  R.  Long
                                        Chief  Executive  Officer  and  Chief
                                        Financial  Officer